Exhibit 99.1

Company Contact:
Mary C. Adams, Chief Administrative Officer
310-342-2229
maryadams@learningtree.com

LEARNING TREE ANNOUNCES FOURTH QUARTER 2005 RESULTS

EL SEGUNDO, CA — January 13, 2006 - Learning Tree International, Inc. (NASDAQ: LTREE) announced today its revenues and results of operations for its fourth quarter and fiscal year ended September 30, 2005. The results for the fiscal year include the impact of the previously announced restatement of Learning Tree’s consolidated financial statements for fiscal years ended September 30, 2001, September 30, 2002, September 30, 2003 and October 1, 2004, and the consolidated quarterly periods within the fiscal year ended October 1, 2004 and the first three quarters in the fiscal year ended September 30, 2005.

Revenues for the quarter ended September 30, 2005 were $36.5 million, a 2% decline from the same quarter of the prior year. The Company reported a loss from operations for the quarter of $0.5 million compared with income from operations of $0.5 million (restated) for the same quarter of the prior year. Net income for the quarter was breakeven compared to a net loss of $1.0 million (restated) for the same quarter of the prior year. Earnings per share for the fourth quarter were breakeven compared with a loss per diluted share of $0.06 (restated) for the same quarter of the prior year.

Revenues for Learning Tree’s fiscal year ended September 30, 2005 were $151.6 million compared with $152.1 million for the fiscal year ended October 1, 2004. Loss from operations for the fiscal year ended September 30, 2005 was $1.1 million compared with a loss from operations of $1.6 million (restated) for the prior year. Net loss for fiscal 2005 was $0.7 million compared to a restated net loss for fiscal 2004 of $0.5 million. Loss per share – basic for the fiscal year ended September 30, 2005 was $0.04, compared to a loss per share – basic of $0.03 for the prior year. The accompanying Table 1 presents Learning Tree’s results of operations for the fourth quarter and the fiscal year ended September 30, 2005.

As previously announced, the fiscal year 2005 provision for income taxes included a $1.1 million tax expense resulting from the Company’s inability to amend its fiscal year 2001 federal income tax return for an understated income tax deduction after the statute of limitations for that return expired in June 2005. This expense caused fiscal year 2005 earnings per share to decrease by $0.07 per share. The Company also noted that it spent $1.7 million during fiscal year 2005 on external costs associated with the first year of its Sarbanes-Oxley compliance program, and expects to spend substantially less in future years.

As noted above, the results for periods other than the fourth quarter of fiscal year 2005 reflect the previously announced restatement, which related principally to: (a) Learning Tree’s accounting for leases and leasehold improvements, primarily the recording of asset retirement obligations for those leases where Learning Tree has a contractual commitment to restore a leased facility to a specified condition; (b) the accounting for income taxes; (c) the quarterly recording and adjustment of certain expense items within different quarters than originally reported in fiscal years 2004 and 2005; and (d) recording certain other smaller adjustments to properly state previously presented financial statements from fiscal year 2001 through the present. The impact of the restatement on the affected line items in Learning Tree’s consolidated statements of operations for certain periods is set forth in the accompanying Table 2.

Learning Tree International is a leading worldwide provider of vendor-independent education and training to IT professionals and managers in business and government organizations. Learning Tree develops, markets and delivers a broad, proprietary library of instructor-led courses focused on Web development, operating systems, programming languages, databases, computer networks, computer and network security, object-oriented technology, applied management, project management and key business skills. Learning Tree also tests and certifies IT and business professionals, and Learning Tree courses are recommended for college credit by the

American Council on Education. In addition, Learning Tree is on the National Association of State Boards of Accountancy National Registry of CPE sponsors and is a Registered Education Provider of the Project Management Institute (PMI). For more information about Learning Tree products and services, call 1-800-THE-TREE (1-800-843-8733), or visit the Learning Tree Web site at www.learningtree.com.

Except for historical information contained herein, the matters addressed in this press release are forward-looking statements. Please do not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Although Learning Tree believes that its assumptions are reasonable; inevitably some will prove to be incorrect. As a result, Learning Tree’s actual future results can be expected to differ from those in the discussion that follows, and those differences may be material. Learning Tree is not undertaking any obligation to update forward-looking statements.

In order to help the reader assess the major risks in Learning Tree’s business, Learning Tree has identified many, but not all, of these risks in Exhibit 99.1, “Risk Factors” to Learning Tree’s Annual Report on Form 10-K (“Exhibit 99.1”). Please read that exhibit carefully. Some of the factors discussed in Exhibit 99.1 that could affect Learning Tree include: risks associated with the timely development, introduction, and customer acceptance of Learning Tree’s courses; competition; international operations, including currency fluctuations; changing economic and market conditions; technology development and new technology introduction; efficient delivery and scheduling of Learning Tree’s courses; adverse weather conditions, strikes, acts of war or terrorism and other external events; and attracting and retaining qualified personnel.

TABLE 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

( in thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
		(Restated)		(Restated)
Revenues	$36,457	$37,323	$151,558	$152,058
Cost of revenues	18,401	18,228	76,167	73,755

Gross profit	18,056	19,095	75,391	78,303

Operating expenses:
Course development	2,109	1,819	7,952	7,960
Sales and marketing	9,730	10,534	42,387	47,206
General and administrative	6,712	6,255	26,111	24,757

Total operating expenses	18,551	18,608	76,450	79,923

(Loss) income from operations	(495)	487	(1,059)	(1,620)

Other income, net	591	287	2,263	2,049

Income before provision for income taxes	96	774	1,204	429
Provision for income taxes	70	1,748	1,912	969

Net income (loss)	$26	$(974)	$(708)	$(540)

Earnings (loss) per common share—basic	$0.00	$(0.06)	$(0.04)	$(0.03)

Earnings (loss) per common share assuming dilution	$0.00	$(0.06)	$(0.04)	$(0.03)

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2005	October 1, 2004
		(Restated)
Cash and cash equivalents	$56,736	$70,913
Available for sale securities	18,555	13,000
Accounts receivable, net	15,568	12,902
Prepaid expenses and other	8,078	7,588

Total current assets	98,937	104,403
Equipment (net), long-term investments and other	33,041	33,641

Total assets	$131,978	$138,044

Accounts payable and accrued liabilities	$11,913	$12,570
Deferred revenue	44,956	46,847
Other current liabilities	7,151	5,729

Total current liabilities	64,020	65,146
Other liabilities	6,949	6,723

Total liabilities	70,969	71,869

Stockholders’ equity	61,009	66,175

Total liabilities and stockholders’ equity	$131,978	$138,044

TABLE 2

Learning Tree International, Inc. and Subsidiaries

Effects of Restatement on Certain Key Line Items

of Consolidated Statements of Operations

(dollars in millions)

	As originally reported	As restated	Adjustment
Year ended September 30, 2001:
Revenues	227.2	227.2	0.0
Income before provision for income taxes	38.7	38.8	0.0
Provision for income taxes	13.8	13.1	(0.7)
Net income (loss)	25.0	25.7	(0.7)

Year ended September 30, 2002:
Revenues	174.2	173.5	(0.7)
Income before provision for income taxes	12.2	11.9	(0.3)
Provision for income taxes	4.3	3.5	(0.9)
Net income (loss)	7.9	8.4	0.6

Year ended September 30, 2003:
Revenues	151.9	152.6	0.7
Income before provision for income taxes	7.1	6.8	(0.4)
Provision for income taxes	2.0	2.5	0.6
Net income (loss)	5.2	4.2	(0.9)

Year ended October 1, 2004:
Revenues	152.1	152.1	0.0
Income before provision for income taxes	0.9	0.4	(0.4)
Provision for income taxes	0.3	1.0	0.7
Net income (loss)	0.6	(0.5)	(1.1)

Nine months ended July 1, 2005:
Revenues	115.1	115.1	0.0
Income before provision for income taxes	1.7	1.1	(0.6)
Provision for income taxes	0.6	1.9	1.3
Net income (loss)	1.2	(0.7)	(1.9)

Webcast

An investor conference call to discuss fourth quarter and year end results is scheduled at 8:00 am EST January 13, 2006. Interested parties are invited to listen to the conference call by accessing the webcast live on Learning Tree’s website www.learningtree.com. The webcast will also be available at www.learningtree.com for replay.